Exhibit 99.16

THE BUSINESS PLAN LEGACY WINE & SPIRITS INTERNATIONAL LTD. April/May 2008

VIP Investments International Inc. Richard Chen Manager, Corporate Finance	April 5, 2008
(778) 991-9608 chenran@vipcan.ca	All values in US dollars unless otherwise noted

THE CONFIDENTIAL CLAIM AND REQUIRED DISCLOSURE

The information presented in this document is sensitive and confidential and is to be used by authorized parties for the purpose of determining an indication of interest in investing in Legacy Wine & Spirits International ltd. (the “Company”). The recipient of the Business Plan Overview agrees by its receipt not to reproduce, duplicate, or reveal, in whole or in part, information presented herein without the written permission of the Company. The information contained in the Business Plan was provided by the Company and its financial advisors.  It has been reviewed, approved, and released by the Company and the Company assumes responsibility for its contents.  Estimates and projections contained herein have been prepared by the management of the Company and involve necessary reasonable estimations and financial analysis that are based on independent equity research reports issued by third party investment banks and other official data source. The Business Plan Overview offers three standard and most widely accepted evaluation methods, which could be considered as the fair market valuation of this business entity. The business plan developer does seek to do business with the Company’s management team, and due to the relatively high risk nature of the investment, the recipients of the Business Plan are recommended to conduct their own analysis and due diligence process.

THIS PRESENTATION IS FOR INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY.

For more information please contact:

May Joan Liu

Direct: (604) 880 7308

Sathi W. Rajan

Direct: (604) 761 7002

Contents Executive Summary 3 Management Team 4 Market Potential 5 Operational Strategy 7 Marketing Strategy 8 Risk and Mitigations 9 Valuation 10 Appendix I 15 Appendix II 16

Investment Relations and Contacts:

May Joan Liu

Legacy Wine & Spirits International Ltd.

385 52 Ave, Pointe-Calumet

Quebec, J0N 1G4

Toll Free:  1 888 688 4882

Direct: (604) 880 7308
Fax: 1 888 265 0498

e mail: info@legacymining.ws

                   palisades168@hotmail.com

Executive Summary

The objective of this business plan is to present to prospective franchisees and investors the opportunity to invest in a wine and spirits production and distribution joint venture provided by Legacy Wine & Spirits International Ltd. (OTCBB: LWSP), Crown Star Holding Ltd., and Beijing Nine Dragons Winery Development Co. Ltd.  Until such time as the wine marketing and production phase of the Company’s operations are secured, wine and the wine market only will be discussed in this Business Plan.  The spirits division of the Company’s operations will be addressed at a later date.

Legacy International is comprised of a wine manufacture and bottling plant in Beijing, and an integrated distribution network. The plant will be operated by Legacy Wine & Spirits Merchants Ltd. (Legacy Merchants), which is 100% owned by Legacy International. Legacy Merchants in turn 100% owns Legacy Wine & Spirits Distribution Ltd. (Legacy Distribution), which will be responsible for developing marketing channels.

The strategic assets of the joint venture include an industrial property and a 15 year liquor production and distribution license in China. These assets give Legacy’s investors a critical edge, because normally the wine companies in the Greater Beijing Region can only get a one year liquor license, and have to renew it every year. Also, the joint venture owns two acres of land and a finished building that can be used for a factory, management offices, workers’ residence, restaurant, and warehouse. The water source for future production is secured by a company-owned 320 meter deep water well, which is the same underground source used in a famous Chinese beverage.

Having a manufacturing plant near Beijing enhances the dynamics associated with distribution flexibility and controls. The designated 1500 bottle per day production capacity for phase one development will well support a portfolio of planned distribution channels, including Legacy retail stores, independent retailers, wholesalers, and franchisees. The other benefits of producing its own wine and spirits are: lower shipping fees compared to importing bottled wine to China; more sustainable and flexible product supplies with local distribution partners; greater negotiating power with the wholesalers; the ability to better support franchisees and self-run stores by offering more competitive prices and superior quality; and the impetus to foster long term strategic relationships with business partners and buyers.

What makes this project particularly interesting is its fundamental market demand driven nature. Legacy is entering the US$ 24 billion wine market. Commencing operations in Beijing, with an undeclared population of 20 million creates a natural market especially since the city has over 100 universities.  Higher education leads to higher culture and sophistication.  The younger university population has a clear preference for grape wines over traditional high-alcohol rice wines because of the taste difference, popularity of western culture and health consciousness.  There is scientific evidence that drinking wine in moderation leads to better health and longevity.

The Chinese wine market is 56% controlled by three large companies. Great Wall Wine has the largest market share in China at 22% in 2006, followed by Changyu’s 20% and Dynasty’s 14%. This oligopolistic trend offers Legacy a niche market.  Most wines sold in china are at the higher price levels.  Legacy’s strategy is to offer lower priced, good quality wines in their boutique wine shops. The profitability of the wine business depends on its ability to accurately assess both the retail and wholesale markets quickly. The core strategy for Legacy, in addition to the conventional sales efforts through third party retail and wholesale chains, is to build two flag ship winery stores in Beijing and Shunyi, then will replicate the model for franchisees throughout the closely located major cities that can be economically reached from the winery production plant.

Management Team

Tong Yuet

Mr. Yuet is the founder  and President of Crown Star Holdings Inc., a company that brokers tier 2 and 3 private label bulk alcohol for distribution to China, Singapore and other Asian countries.  Mr. Yuet is the founder and owner of Nine Dragons Winery Development Ltd. in Shunyi, Beijing, China.

Mr. Yuet brings with him a wealth of professional experience, having performed in numerous executive capacities for businesses and associations ranging from private enterprises to public advisory boards. Most recently, he has served as President of both the Federation of Canadian International Business Associations (2005-2007) and the Chinese Entrepreneurs Society of Canada (2001-2006). Mr. Yuet has exceptional connections in both China and Western Canada.

Sathi W. Rajan

Mr. Rajan has been actively involved in wine production and the sales of viniferous wine-making juices for over 10 years.  He has previously owned and operated three on-premise winemaking stores in British Columbia and a micro-winery facility in Shanghai, China.  A former lobbyist in Ottawa and Special Assistant for the Canadian Department of National Defence, Mr. Rajan has been involved with international and corporate issues for over 20 years and has provided business development, consulting, and financing services to both publicly-traded and privately-held companies.

As the CEO of Crown Star Holdings Inc. (Hong Kong), Mr. Rajan has traveled extensively in China and has a strong understanding of the culture and process of doing business in the country. Mr. Rajan was also responsible for establishing alcohol supply contracts with world alcohol producers for Tupper International Trading Inc.

May Joan Liu

Mrs. Liu has been a venture capitalist and merchant banker for over 25 years and has funded a diversity of companies from their inception to full operations. Mrs. Liu has assisted many companies in going public in both the Canadian and American venture stock exchanges.

Market Demand

In 2006, the total alcohol consumption in China was 37bn liters.  Comparing the consumption amount to that of United States., this represents a six-fold higher volume over the U.S. consumption (approx. 5.36bn ltr. in 2006). However, the wine consumption per capita of China is merely 1/20 of the U.S. With a growing economy and a growing middle class, the wine industry in China will likely to be the fastest-growing segment in the alcohol beverage industry over the next five years.

With its headquarters located in the suburb of Beijing, Legacy enjoys a unique transportation advantage and a huge target market population. According to the National Bureau of Statistic of China, in 2006, Beijing’s urban disposable income per capita was 19,978 yuan, a real increase of 12.9% from the previous year. Per capita pure income of rural residents was 8,620 RMB, a real increase of 9.6%. Per capita disposable income of the 20% low-income residents increased 16.7%, 11.4 percentage points higher than the growth rate of the 20% high-income residents.  Since Legacy’s target market is the middle class professionals between the age of 22 to 45, this means the target market in the Beijing region will enjoy a healthy growth rate in the next 5 years.

Various recent researchers have confirmed the health benefits of drinking red wine. Being an educated group, the middle class consumers will be more willing to drink wine compared to other types of alcoholic beverages, because they understand the health benefit that wine can bring, not mentioning the appealing wine culture and wine romance that the new generation middle class population desires. That being said, Legacy’s entry into the China’s wine market is well timed and strategically located.

Like many traditional culinary products in the food industry, wine enjoys a prestigious status and unique culture in both Eastern and Western worlds. It is almost a must have item for most special occasions or celebrations. Also, similar to many traditional culinary products, people can develop special preferences to particular brands of wine overtime. With aggressive marketing, quality control, and promotional efforts, Legacy will create value for its shareholders along with building brand loyalty with its many future customers. As an important economic plus to wine merchants, wine products have shorter consumption periods than most other food: bottled wine is usually completely consumed at the end of a dinner; also, once the bottles are opened, they cannot be preserved well beyond three days. This implies a higher consumption rate, higher purchase frequency, and thus higher revenue compared to many other traditional food products.

Currently, grape wine accounts for 4.9% of the total alcohol market and has a market size of US$3.0bn, and the market demand is growing fast. The following are the chart illustrations of the performance of the top three wine producers in China.

	2003A	2004A	2005A	2006A
Revenue
Great Wall	891	1,164	1,550	1,803
Changyu	1,133	1,338	1,804	2,163
Dynasty	709	805	947	1,114
Total	2733	3307	4301	5080
%Growth		21.00%	30.06%	18.11%
Average %Growth	23.06%

Source: Grape expectations-- China winemakers Sector outlook—CLSA Asia Pacific Market Outlook, Nov. 2007:

Market Demand (Continued)

These charts indicate that the top three players in the market were enjoying an average growth rate of approximately 23%. Moreover, in survey conducted by CLSA, more than 50% of the 21 retailers (including 11 supermarkets and 10 restaurants) reported that wine has the fastest growth in sales among all types of alcoholic drinks. The following is the CLSA beverage sector indices that gauge the performance of each alcoholic beverage category in China. As illustrated below, although the grape wine industry market cap did not achieve the highest market cap growth rate over the 23-month period, it still managed a market cap growth rate of approximately 100%. (Approximately 50% year over year growth)

Another sales forecast report conducted by CLSA indicated that the revenue growth rate of the wine industry for year 2007 to 2009 will average around 14%. (Chart attached below)

Operational Strategy

Legacy plans to operate its winery production plant and to develop the distribution channel to establish a popular brand among middle class consumers, which comprise the majority of the nation’s population. Legacy’s core operation plan relies on the success of developing a capable work force to start the production and sales at competitive costs and quality assurance.

Although there is a one month time lag between the finished bottled wine coming out of the factory and the setup time of the stores, Legacy plans to import bulk finished wines to feed into its distribution channels. Through this strategy, we can realize healthy positive cash flow at a faster rate.

Centered by this production and distribution integrated strategy, Legacy will build a management team that will be composed of four persons: a  production manager, Legacy Wine & Spirit Boutiques store managers, a retail sales manager and a corporate account manager (covering the development of the franchisee business). Besides its strategic assets and investors, Legacy considers the human resource aspect a vital factor in the Company’s fast growth. The recruitment strategy will be conducted through different approaches: public interviews, recruitment from other winery company’s work force by offering competitive yet reasonable compensation packages, and develop third party strategic partners to minimize initial cash outflows. The estimated recruitment and training time for this project to go forward is about four to five weeks. After the operations have started, Legacy will use the ISO9000 system to manage the production and sales workforce.

The future success of the Company is based on two areas of growth: upgrades and expansion of the plant to increase production and sales potential, the expansion of the distribution channels to increase brand reputation and total sales.

The wine stores are scheduled to open at a rate of three per month in the future.  The first two will be corporately owned and continuously operated by Legacy.  The Company’s franchise wine stores model includes:

▪

Develop the structured design (200 to 300 sq. ft max.) with rich store aesthetics, maximized for high volume storage, stunning display (POP), sampling area and payment area.

▪

Locations will be numerous and located in high density areas, with protected territories.

▪

Develop detailed franchise documentation after the operations of the corporate owned boutiques are well under management. The Franchisee Manual will include Operation Steps, Accounting, Marketing, HR System, and Wine Appreciation.

Corporate Account Distribution: our sales force will reach out to chain stores, restaurants, karaoke, bars and business brokers to further expand our private label distribution network.  We have already secured exclusive wine supply for a Chain of 45 stores to carry our product in Guangzhou, Canton province.  This chain is growing and has a mandate to reach 300 stores by 2010.

Nine Dragons Winery Development Ltd.: the winery facility is located in Beijing just 15 minutes away from the Beijing International Airport.  The facility will be developed over the next 6 to 7 months to begin producing wines from internationally sourced viniferous grape juice into Legacy’s own private label of wines, reducing costs dramatically from import lines.  The winery will also act as a packaging facility capable of packaging wines, spirits and mixed drinks for delivery to the Chinese market.

Marketing Strategy

As mentioned above, the demand for wine in China is growing rapidly as the emerging middle class starts to shift the consumption style of alcoholic beverages. The supply, on the other hand, has not caught up with the same speed due to the fact that so far China has not developed a distribution system sophisticated enough to organize its shipment effectively and efficiently; secondly, China has not developed a modernized wine storage system. As of 2007, wine cellars and refrigerated storage, which are crucial to wine storage, are not commonly utilized in China; moreover, in recent years, China started limiting liquor producers by limiting liquor production licenses. This has created a barrier to new entries.

Foreign wine producers who want to tap into the Chinese wine market will have to establish a joint venture with an existing Chinese wine producer. Legacy will enter the Chinese wine market through its strategic partnership with Nine Dragons Winery Development Ltd. (Beijing). Nine Dragons Winery Development Ltd. has a fully functional industrial facility conveniently located 15 minutes away from the Beijing International Airport.

Legacy will implement the following strategies to efficiently reach the vast majority of its target market:

▪

Franchised wine boutiques: Legacy will open elegantly designed wine boutiques in prime shopping districts of major cities. By establishing elegant boutique stores, Legacy will be able to reach its targeted customers as well as promoting their brand image. Legacy’s goal is to open three wine boutiques each month on average. The first two boutiques will be owned by the company. After the demo boutiques have successfully established their reputation, new boutiques will be opened on a franchised basis, which means they will be owned and operated by entrepreneurs.

▪

Direct promotion and distribution through strategic alliances with wholesalers, retailers, restaurant owners, and supermarket chains. By forming strategic alliances with major players in the distribution channels, Legacy will be able to secure a strong network to efficiently deliver its products to consumers. So far Legacy has established an exclusive wine distribution alliance with a convenience store chain with 45 stores to carry Legacy’s product in Guangzhou, China.  This convenience store chain is expected to grow to a 300 stores by 2010.

▪

Over the long term, a competitive price and quality combination will be the core value offered to the Chinese consumer, which will eventually create and strengthen brand loyalty for Legacy’s long term sustainable growth.

▪

As the strategic partner of Legacy, Crown Star Holdings will represent Legacy’s production to Crown’s ready developed distribution channels in China (e.g. a chain store which has 45 outlets in China), which is considered as an effective risk mitigation to the joint venture especially for the early stage.

Risk and Mitigating Factors

A major risk in the wine production business is the macro economic conditions. Because in China, middle and high quality wine is considered a luxury product; the probability of wine sales being negatively affected in an economic downturn is relatively high. Since in recent years, China has experienced a period of prosperous economic growth and is very likely to continue in the foreseeable future, Legacy’s downturn risks due to such factors are minimized.

A second risk that needs to be considered is raw material price fluctuations. Because grape juice or grape, accounts for approximately 40% of the total cost of production, a sudden fluctuation in raw material price will have significant impact on cost. The price fluctuation will in turn affect the demand, thus the revenue and profit of the Company. Therefore, any natural disasters or abnormal weather change in the raw material production regions will have a great impact on the sales of the Company. To minimize such risk, Legacy will diversify its raw material supply source by utilizing its partnership with Crown Star International Ltd., a Hong Kong based company specializing in international supply and sourcing of wine and spirits raw materials.

As Legacy will be actively engaged in international trade, exchange rate risks will be another risk factor. Because Legacy may need to purchase raw materials shipping from abroad, exchange rate risks will need to be hedged in this trading process. Moreover, due to the fact that a substantial portion of Legacy’s share holders will be foreign entities, when dividend incomes are converted back to the domestic currency, exchange rate risks will surface and therefore should be hedged. Fortunately, as the Chinese Yuan is appreciating in the recent years and is predicted to appreciate in the foreseeable future, there is a very high probability that exchange rate will be working in Legacy’s favor. When Legacy imports raw material, the probability of incurring loss due to Chinese Yuan depreciation is low; secondly, when foreign investors convert Chinese Yuan back to their domestic currency, the probability of incurring loss is also low. In fact, foreign investors may be able to enjoy an additional return due to the appreciation of Yuan on top of the return from the enterprise.

In conclusion, there are numerous risk factors that can be associated with wine production companies, what Legacy will do is to avoid avoidable risks and hedge unavoidable risks as much as possible.

It is said that developmentally, China is where the U.S. was in 1950 but estimates are it will catch-up in just one decade.  The opportunity is now for Legacy Wine and Spirits International.

Equity Valuation

We applied three methods to evaluate the winery project : Discounted Free Cash Flow, Enterprise Value, and Earning Multiple methods. The weighted average value of the three valuation method:  USD $7,762,427

Projected Revenue

Assumptions
Price/Bottle (China)		CNY ￥ 50.00	Wholesale
Exchange Rate (CNY/US$)		7.02	Sales/Day (Units)	125
			Quarterly Sales Growth	30.0%
Store			Price Discount	15.0%
Sales/Day (Units)		30	Begin Quarter	3
Quarterly Sales Growth		20.0%
			Franchisees
Retail Distribution			Sales/Day (Units)	10
Sales/Day (Units)		60	Quarterly Sales Growth	20.0%
Quarterly Sales Growth		20.0%	Price Discount	20.0%
Price Discount		15.0%	Begin Quarter	3
Inputs			Initial Franchisees	2
Days/Quarter		91	New Franchisees/Quarter	1
Store Selling Price/Bottle (US$)		$7.12	Franchisee Fee/Year	$8,000.00
Retail Purchase Price/Bottle (US$)		$6.05
Wholesale Purchase Price/Bottle (US$)		$6.05
Franchisee Purchase Price/Bottle (US$)		$5.70

Projected Sales
Quarter	0	1	2	3	4
Store1 (Units)		2730	3276	3931	4717
Store2 (Units)		2730	3276	3931	4717
Retail Distribution (Units)		5460	6552	7862	9435
Wholesale (Units)		0	0	11375	14787.5
Franchisees (Units)		0	0	1820	3094

Projected Revenue
Quarter	0	1	2	3	4
Store1	$0.00	$19,444.44	$23,333.33	$28,000.00	$33,600.00
Store2	$0.00	$19,444.44	$23,333.33	$28,000.00	$33,600.00
Retail Distribution	$0.00	$33,055.56	$39,666.67	$47,600.00	$57,120.00
Wholesale	$0.00	$0.00	$0.00	$68,865.74	$89,525.46
Franchisees	$0.00	$0.00	$0.00	$10,370.37	$17,629.63
Franchisee Fees	$0.00	$0.00	$0.00	$16,000.00	$8,000.00
Total Revenue, Year 1	$596,588.98

US alcoholic drinks operation comparison
Company			Code		2008A
Beta (Stock’s risk measurement against market)
Atlantic Wine Agencies Inc.			AWNA.OB		1.42
Central European Distribution Corporation			CEDC		1.42
Constellation Brands, Inc.			STZ		0.99
Scheid Vineyards Inc.			SVIN.PK		0.72
Willamette Valley Vineyards, Inc.			WVVI		0.52

Industry Peer Group (China Wine Makers)

Chinese alcoholic drinks players’ operation comparison
Company	Code	2003A	2004A	2005A	2006A
Total revenue
China Foods - Great Wall (HK$m)¹	506 HK	891	1,164	1,550	1,803
Changyu (Rmbm)	200869 CH	1,133	1,338	1,804	2,163
Dynasty (HK$m)	828 HK	709	805	947	1,114
Wuliangye (Rmbm)	000858 CH	6,333	6,298	6,419	7,386
Kweichow Moutai (Rmbm)	600519 CH	2,401	3,010	3,931	4,896
Tsingtao Brewery (Rmbm)	168 HK	7,508	8,621	10,020	11,677
Revenue growth (%)
China Foods - Great Wall¹	506 HK	86.6	30.7	33.1	16.3
Changyu	200869 CH	22	18.2	34.8	19.9
Dynasty	828 HK	-3	13.6	17.8	17.6
Wuliangye	000858 CH	11	-0.6	1.9	15.1
Kweichow Moutai	600519 CH	30.9	25.4	30.6	24.6
Tsingtao Brewery	168 HK	8.2	14.8	16.2	16.5
Net profit
China Foods (HK$m)	506 HK	413	286	257	342
Changyu (Rmbm)	200869 CH	151	204	312	444
Dynasty (HK$m)	828 HK	124	166	179	115
Wuliangye (Rmbm)	000858 CH	703	828	791	1,170
Kweichow Moutai (Rmbm)	600519 CH	587	821	1,119	1,504
Tsingtao Brewery (Rmbm)	168 HK	245	285	307	448
Operating profit
China Foods - Great Wall (HK$m)¹	506 HK	139	212	295	319
Changyu (Rmbm)	200869 CH	237	308	422	613
Dynasty (HK$m)	828 HK	164	220	210	123
Wuliangye (Rmbm)	000858 CH	1,095	1,283	1,200	1,790
Kweichow Moutai (Rmbm)	600519 CH	975	1,488	1,919	2,484
Tsingtao Brewery (Rmbm)	168 HK	526	591	579	654
Yield (%)
China Foods	506 HK	1.6	1.1	1.5	0.8
Changyu	200869 CH	0.1	0.8	1.1	1.6
Dynasty	828 HK	2.6	7	1.7	1.2
Wuliangye	000858 CH	0.5	0	0.3	0.2
Kweichow Moutai	600519 CH	0.1	0.3	0.2	0.3
Tsingtao Brewery	168 HK	0.8	0.6	0.7	0.9
Net debt/equity (%)
China Foods	506 HK	30.8	22.9	2.5	-15.5
Changyu	200869 CH	-55.8	-59.8	-61.5	-57.8
Dynasty	828 HK	-61.1	-50.3	-57.1	-53.5
Wuliangye	000858 CH	-16.7	-13.4	-26.7	-33.7
Kweichow Moutai	600519 CH	-67.4	-68.7	-75.4	-74.4
Tsingtao Brewery	168 HK	11.4	2.2	-4.9	-9.2
Gross margin (%)
China Foods - Great Wall¹	506 HK	46	47	47.5	48.1
Changyu	200869 CH	49.9	55.7	58.5	59.3
Dynasty	828 HK	50.9	53.1	51.8	50.9
Wuliangye	000858 CH	34.3	39.2	37.6	43.5
Kweichow Moutai	600519 CH	67.3	71.4	69	72.1

Continued from previous page
Tsingtao Brewery	168 HK	31.8	31	30.4	31.5
Operating margin (%)
China Foods - Great Wall¹	506 HK	15.6	18.2	19.1	17.7
Changyu	200869 CH	21	23	23.4	28.4
Dynasty	828 HK	23.2	27.3	22.2	11
Wuliangye	000858 CH	17.3	20.4	18.7	24.2
Kweichow Moutai	600519 CH	40.6	49.4	48.8	50.7
Tsingtao Brewery	168 HK	7	6.9	5.8	5.6
Net margin (%)
China Foods	506 HK	46.3	24.6	16.6	19
Changyu	200869 CH	13.4	15.3	17.3	20.5
Dynasty	828 HK	17.6	20.6	18.9	10.3
Wuliangye	000858 CH	11.1	13.1	12.3	15.8
Kweichow Moutai	600519 CH	24.4	27.3	28.5	30.7
Tsingtao Brewery	168 HK	3.3	3.3	3.1	3.8
ROA (%)
China Foods	506 HK	4.3	3.1	4.9	5
Changyu	200869 CH	7.8	9.4	13.3	16.3
Dynasty	828 HK	15.9	20.7	11.2	6.9
Wuliangye	000858 CH	8.5	9.4	8.2	11.3
Kweichow Moutai	600519 CH	11.8	12.9	13.9	16
Tsingtao Brewery	168 HK	2.7	2.9	3.2	4.7
ROAE (%)
China Foods	506 HK	10.8	6.8	na	10.6
Changyu	200869 CH	10.1	12.3	17.4	23
Dynasty	828 HK	26.5	36.3	20.7	8.5
Wuliangye	000858 CH	11.8	13.2	10.7	15
Kweichow Moutai	600519 CH	18.7	21.6	24.2	27.4
Tsingtao Brewery	168 HK	6.4	6.2	6.3	8.8

Capital Budgeting
Expense Allocation
Manufacturing
Property, Plant and Equipment	$600,000
Production Salary & Wages	$60,000
Utilities	$100,000
Distribution
Corporate-Owned Store Start-Up Costs (x2)	$30,000
Sales & Marketing	$20,000
Inventory Tie-Up	$300,000
General
Additional Working Capital	$150,000
Other	$240,000
Operational Expenses
Production Salary & Wages	$60,000
Utilities	$100,000
Corporate-Owned Store Start-Up Costs (x2)	$30,000
Sales & Marketing	$20,000
Other	$240,000
Investing Expenses
Property, Plant and Equipment	$600,000

Discounted Cash Flow (DCF) Valuation

Assumptions
Sales Revenue, Year 1	$596,589	Industry Peer Group Averages
Average Total Debt	$375,000	Revenue Growth (%)	20.9%
Average Interest Rate	12.0%	Operating Profit Margin (%)	22.7%
Tax Rate	33.0%	American Wine % Distillers Beta
Depreciation
PP&A	$600,000	Discount Rate (WACC) Worksheet
Life Span (years)	15	E/(D+E) @ Public Mkt Value	80.00%
Capital Expenditures		D/(D+E) @ Public Mkt Value	20.00%
Amount	$400,000
Year	2012	Avg. Pretax Int.Exp. (Annual.)	12.00%
Franchisee		Marginal Tax Rate	33.0%
Growth Multiplier	5.0
Year	2010	Cost of Equity= rf+ß(Rm-Rf)	10.94%
Terminal Value		Risk-Free Rate: Rf	3.63%
Long-Term Sales Growth	7.0%	ß	1.014
		Market Return: Rm	10.8%
First Year Capital Budget
Manufacturing		WACC=E/(D+E)* Re+ D/(D+E)*Rd(1-T)	10.36%
Property, Plant and Equipment	$600,000
Production Salary & Wages	$60,000
Utilities	$100,000
Distribution
Corporate-Owned Store Start-Up Costs (x2)	$30,000
Sales & Marketing	$20,000
Inventory Tie-Up	$300,000
General
Additional Working Capital	$150,000
Other	$240,000

Enterprise Value Valuation Method
Equity Asset		1,500,000.00
Synergy Value with Nine Dragons
Value of Liquor License Right (15 yr)	$600,000.00
Value of Property Usage Right (15 yr)	$900,000.00
Subtotal of Synergy Value with Nine Dragons		1,500,000.00
Synergy Value with Crown Star
Production Support	$100,000.00
Crown Star Distribution Channels	$300,000.00
Crown Star Product Expertise	$100,000.00
Subtotal of Synergy Value with Crown Star		500,000.00
Total Equity Asset		3,500,000.00

Added Leverage Value of Corporate Loan		1,050,000.00
Income Tax Savings from Loan Interest		42,000.00

Total Equity Value (Merchants + Distribution)		4,592,000.00

P/E Multiples Valuation Method (Comparable companies are listed in the Appendix)
Projected Net Income of Fiscal Year 2009	$167,509
Average P/E Ratio	66.88
Total Market Value	$11,202,994

Appendix I

Chinese Winery Companies’ Stock P/E Ratio Table(As the date of April 5, 2008)

Public Companies	%Change	Price	Dollar Change	Bid	P/E	Total Floating Share	Trading Volume
000929	9.39	9.2	0.79	9.2	203.05	13224.37	30207
600559	2.76	13.4	0.36	13.39	172.55	6674.62	51902
000596	2.7	13.29	0.35	13.29	135.51	3975	5513
000752	4.73	6.86	0.31	6.86	82.65	13448.57	27414
600059	4.25	27.99	1.14	28.01	72.95	13841.09	15858
000799	5.01	14.67	0.7	14.67	71.18	12868.13	31612
600543	7.63	14.38	1.02	14.31	69.62	10145.33	22528
600702	2.23	8.26	0.18	8.24	67.37	23523.02	34579
000568	-1.03	56.5	-0.59	56.5	63.66	44709.44	21104
600132	6.85	26.53	1.7	26.51	62.01	20006.13	38178
600519	-2.5	178.01	-4.57	177.99	59.35	40793.1	13419
600779	6.4	24.28	1.46	24.29	58.94	29366.78	72419
000858	6.07	22.7	1.3	22.69	58.66	144086.3	293343
000869	3.42	68.31	2.26	68.31	56.67	8306.69	1076
600573	4.26	8.08	0.33	8.08	45.85	11301.66	13924
000729	4.42	16.29	0.69	16.28	43.75	48243.76	72941
600199	3.8	6.55	0.24	6.54	38.99	18203.6	24204
600090	-0.12	8.39	-0.01	8.38	38.43	21575.42	77008
200869	-3.75	46.2	-1.8	46.2	35.3	17846.4	4289
600197	1.8	8.5	0.15	8.51	35.06	20937.1	38876
600600	-0.7	24.17	-0.17	24.17	34.1	23575.55	51936
600809	4.54	17.97	0.78	17.99	23.68	15163.61	29528
600735	-1.7	8.67	-0.15	8.66	8.99	8346.15	17497
000995	4.52	6.25	0.27	6.25	N/A	8193.87	37729
600365	0.14	7.18	0.01	7.17	N/A	11034.62	9612

Average	3.0048	25.7052	0.27	25.6996	66.88348	23575.61	41467.84
The References for the Market Potential Session:

 http://www.wineinstitute.org/resources/statistics/article86  (716+624) x 4 / 1bn = 5.36bn

[2] http://www.wineinstitute.org/resources/statistics/article86   0.5 / 2.39 x 4

[3] http://en.wikipedia.org/wiki/Beijing#cite_note-urban_construction-17

[4] http://nutra-smart.net/redwine.htm; http://www.medicinenet.com/script/main/art.asp?articlekey=23592; http://www.sciencedirect.com/science/article/B6T1C-475FSC5-4/2/11536afd0dc132708024f4105cb42270

[5] China winemakers — CLSA Nov. 2007

Appendix II
The Liquor Production and Distribution License Nine Dragons Winery Development Ltd. (Shunyi, Beijing, P.R. China)
The Liquor Production and Distribution License Nine Dragons Winery Production Ltd. (Shunyi, Beijing, P.R. China)
The Bird’s Eye View of a Section of the Industrial Property that Legacy will utilize Currently owned by Legacy’s Partner, Nine Dragons Winery Development Ltd.

敬告：
NOTE:
1. 本图纸之所有权属吉尔装饰有限公司.
ALL DESIGNS,DRAWING & SPECIFICATIONS ARE THE PROPERTY OF JEZS CO.
2. 承建商必须实地复核所有尺寸.
ALL MEASUREMENTS MUST BE CHECKED AT THE SITE BY THE CONTRACTOR.

备注：
GENERAL NOTE

- 插座
- 照明
- 紫外
- 停电应急灯
- 配电控制箱

20000
20000
20000
22度
(第一部分)
22度
库房(第一部分)
-4度
(第二部分)
1600
2000
1600
19000
5000
9500
19000
9450
500
4000
3000
3000
2000

图示：
- 十万级：
- 三十万级：
- 洗手池：
- 高效送风口：
- 百级层流罩：
- 不锈钢互锁传递窗：
- 洁净地漏：
- 插座：
- 配电箱：

吉尔装饰有限公司
JEZS CO.

Measurements	
工程名称 Project	
图名 Title	九龙酒业车间平面图
Design Period	
General	
设计 Design	
制图 Drawer	
审核 Checked	
比例 Scale	
图号 Drawing No.	
工程编号 Job No.	
日期 Date

企业法人营业执照

编号：№ 0536616

（副　本）(2-2)

注册号 110000410304098

名　　　称　北京九龙酒业发展有限公司

住　　　所　北京市顺义区北务镇珠宝屯村北２００米

法定代表人　越棠

注册资本　美元45万元

实收资本　美元45万元

公司类型　有限责任公司（外商合资）

经营范围　研制、加工葡萄酒及酒类产品的勾兑（白酒除外）；销售自产产品。

股东（发起人）　[illegible]·詹姆斯·[illegible]、越棠

营业期限　自 2006年12月11日 至 2021年12月10日

成立日期　2006年12月11日

北京九龙酒业发展有限公司

登记机关　北京市工商行政管理局

200[illegible]年 10月 [illegible]日

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年度检验情况

2006